Exhibit 10.94

AMENDMENT TO LICENSE AGREEMENT

This Amendment (“Amendment”) to the License and Collaboration Agreement is effective as of the 30th day of December, 2013 (the “Amendment Effective Date”), by and Central Iowa Health System (“CIHS”) and Newlink Genetics Corporation (“Newlink”). CIHS and Newlink are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, CIHS and Newlink are parties to that certain License Agreement dated as of August 2, 2001 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 9.5;

NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment, the Parties agree as follows:

1.	Section 1.15 is hereby replaced by:
“1.15    “Third Party(ies)” shall mean any entity other than CIHS, NEWLINK or any of their Affiliates.”

2.	The following sentence is hereby added to the end of Section 1.9:
“For clarity, (a) sales of Licensed Products by NEWLINK or its Affiliate to a Sublicensee for resale by such Sublicensee are not included in Net Sales, (b) sales of Licensed Products by a Sublicensee (including those Licensed Products purchased from NEWLINK or its Affiliates) to a Third Party that is not an Affiliate of such Sublicensee are included in Net Sales, and (c) in the event that NEWLINK or an Affiliate of NEWLINK grants rights hereunder to a Sublicensee for any purpose, including solely for resale of Licensed Products, NEWLINK shall pay CIHS the Sublicensing Fee (as such term is defined in Section 3.4) arising from such sublicense pursuant to Section 3.4, notwithstanding that sales by such Sublicensee are included in Net Sales.”

3.	Section 2.2 is hereby replaced by:
“2.2 Government Rights. This Agreement is subject to all terms and conditions of Title 35 United States Code Sections 200 through 204, including, without limitation, an obligation that Licensed Products sold or produced in the United States be "manufactured substantially in the United States," in each case to the extent that such terms and conditions apply to the Licensed Patents that claim the relevant Licensed Product, and NEWLINK agrees to take all reasonable action necessary on its part as licensee to enable CIHS to satisfy its obligations (if any) thereunder, with respect to the Licensed Technology and the inventions claimed in the Licensed Patents.”

4.	Section 3.4 is hereby replaced by:
“3.4 Sublicensing Fee. In addition to the amounts owed by NewLink to CIHS pursuant to Section 3.0, 3.1, 3.2 and 3.3 above, if NEWLINK or an Affiliate of NEWLINK grants a sublicense of its rights hereunder to a Third Party, NEWLINK agrees to pay CIHS a sublicensing fee of [*] of any [*] and other consideration, and excluding: [*] or [*] payable to NEWLINK on [*] (collectively, the “Sublicensing Fee”) received by NEWLINK or an Affiliate of NEWLINK from each Sublicensee in consideration for the grant of a sublicense of the Licensed Patents or development of a Licensed Product.”

5.	Newlink’s contact information in Section 9.0 is hereby replaced with:

NEWLINK:	NewLink Genetics Corporation
2503 S Loop Drive
Bldg 5, Suite 5100
Ames, IA 50010-8646
Attn: Chairman
Fax: 515-296-5557

With a copy to:    Cooley LLP
380 Interlocken Crescent
Suite 900
Broomfield, CO 80021-8023
Attn: James C. Linfield, Esq.
Fax: 720-566-4099

6.
Exhibit A that is attached to this Amendment hereby replaces Exhibit A that was attached to the Agreement. All references in the Agreement to “Exhibit A” shall be deemed to be references to the Exhibit A that is attached to this Amendment.

7.
Except as expressly amended hereby, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern. The amendments made herein shall be effective as of the Amendment Effective Date. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement. For clarity, any cross-references to Agreement Sections refer to those Agreement Sections as amended by this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date set forth above.

Central Iowa Health System By:_/s/ Eric Crowell_____________________ Name:_Eric Crowell_____________________ Title:_President and CEO_________________	Newlink Genetics Corporation By:_/s/ Carl Langren_____________________ Name:_Carl Langren_____________________ Title:_VP Finance_______________________

Exhibit A
NewLink Ref #	Country	Status	Patent or Application Number	Expiration
[*]	[*]	[*]	[*]	[*]